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                                                                EXHIBIT 21



                                  NEWCOR, INC.
                       Exhibit 21 to Report on Form 10-K
                      For the Year Ended October 31, 1997
                     List of Subsidiaries of the Registrant



                                                 Jurisdiction                          Percentage of
                                                      of                           Outstanding Securities
Name of Subsidiary                               Incorporation                        Owned by Parent

ENC Corp.                                          Michigan                               100%
Newcor Foreign Sales Corporation                   Michigan                               100%
Newcor M-T-L, Inc.                                 Michigan                               100%
Plastronics Plus, Inc.                             Wisconsin                              100%
Rochester Gear, Inc.                               Michigan                               100%
